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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-59771) pertaining to the 1993 Jonathan B. Weller Non-Qualified Stock Option Plan, the Registration Statement (Form S-8 No. 33-59773) pertaining to the Amended Incentive and Non-Qualified Stock Option Plan, the Registration Statement (Form S-8 No. 33-59767) pertaining to the Option Plan for Non-Employee Trustees, the Registration Statement (Form S-8 No. 333-69877) pertaining to the Qualified Employee Share Purchase Plan, the Registration Statement (Form S-8 No. 333-97677) pertaining to 1997 Stock Option Plan, the Registration Statement (Form S-8 No. 333-103116) pertaining to the 1999 Equity Incentive Plan, the Registration Statements (Form S-3 No. 33-61115, No. 333-48917, No. 333-70157,
No. 333-74697, No. 333-74695, No. 333-74693, No. 333-36626, No. 333-97337, No.
333-97985, No. 333-109848, No. 333-109849, No. 333-110515, No. 333-110926, and
No. 333-121962), as amended, and related Prospectuses of Pennsylvania Real Estate Investment Trust of our report dated January 15, 2003, included in Pennsylvania Real Estate Investment Trust's Annual Report (Form 10-K) for the year ended December 31, 2004, with respect to the 2002 financial statements of Lehigh Valley Associates.



/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 10, 2005